Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement Nos. 333-137708, 333-169329, 333-197764, 333-225372 and 333-279595 on Form S-8 of our reports dated February 23, 2024 relating to the financial statements of BlackRock, Inc. and the effectiveness of BlackRock, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of BlackRock, Inc. for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

New York, New York

October 1, 2024